UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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SharpSpring, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5001 Celebration Pointe Avenue, Suite 410
Gainesville, FL 32608

April 30, 2021

Dear Fellow Stockholder:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of SharpSpring, Inc. (the “Company”) will be held at 10:00 a.m. (Eastern Time) on Thursday, June 17, 2021 at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. I hope you will be able to attend.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Please sign, date and return the enclosed Proxy without delay. The Company’s Annual Report on Form 10-K (including audited financial statements) for the fiscal year ended December 31, 2020 (“Annual Report”) accompanies the Proxy Statement. The proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/.

All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (i) as to Proposal No. 1, the Proxy confers authority to vote “FOR” all of the five (5) persons listed as candidates for a position on the Board of Directors; (ii) as to Proposal No. 2, the Proxy confers authority to vote “FOR” the ratification of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) as to Proposal No. 3, the Proxy confers authority to vote “FOR” the approval of the amendment to the SharpSpring, Inc. 2019 Equity Incentive Plan; (iv) as to Proposal No. 4, the Proxy confers authority to vote “FOR” the approval of the advisory vote on the compensation of our named executive officers; and (v); as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Your vote is important and we encourage you to vote promptly. For record holders, whether or not you are able to attend the Annual Meeting in person, please follow the instructions contained in the Notice on how to vote via internet, phone, fax or complete, sign and return a paper proxy card by mail so that your shares may be voted. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Thank you for your investment and continued interest in SharpSpring, Inc.

/s/ Steven A. Huey

Steven A. Huey,
Chair of the Board of Directors

SHARPSPRING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 17, 2021

To our Stockholders:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of SharpSpring, Inc. (the “Company”) will be held at 10:00 a.m. (Eastern Time) on Thursday, June 17, 2021 at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, for the following purposes:

1.
To elect five (5) Directors to the Board of Directors to serve until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;
2.
To ratify the appointment Cherry Bekaert LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.
To approve an amendment to increase the number of shares of common stock available for issuance under the SharpSpring, Inc. 2019 Equity Incentive Plan;
4.
To hold an advisory vote on the compensation of our named executive officers; and
5.
To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 21, 2021, as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

Whether or not you plan to attend the Annual Meeting, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience, or please vote via the Internet, fax or by telephone. If you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all of your shares are represented at the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. The prompt return of proxies will save the expense involved in further communication.

By Order of the Board of Directors

/s/ Steven A. Huey
Steven A. Huey,
Chair of the Board of Directors
April 30, 2021

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors” or “Board”) of SharpSpring, Inc. of proxies to be voted at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at 10:00 a.m. (Eastern Time) on Thursday, June 17, 2021 at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608 and at any adjournments thereof (the “Annual Meeting”). In this Proxy Statement, SharpSpring, Inc. is referred to as “we,” “us,” “our,” or “Company” unless the context indicates otherwise. The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect five (5) Directors to the Board of Directors; (ii) to ratify the appointment of Cherry Bekaert LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; (iii) to approve the amendment to the SharpSpring, Inc. 2019 Equity Incentive Plan; (iv) to hold an advisory vote on the compensation of our named executive officers; and (v) to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the director nominees and each of the proposals.

Only holders of record of common stock of the Company at the close of business on April 21, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April 30, 2021. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended (“Annual Report”) is enclosed with these materials, but should not be considered proxy solicitation material. Additionally, the proxy materials and Annual Report included in this package are also available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/.

The principal executive offices of our Company are located at 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, and our telephone number is 888-428-9605.

INFORMATION CONCERNING SOLICITATION AND VOTING

Why did I receive this Proxy Statement?

Our Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on April 21, 2021 the (“Record Date”), and are entitled to vote at the meeting. The Company has delivered this Proxy Statement and the Annual Report, along with either a proxy card or a voting instruction card to you by mail beginning on or about April 30, 2021. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend.

What do I need to be admitted to the Annual Meeting?

In order to be admitted to the Annual Meeting, a stockholder must present proof of ownership of SharpSpring, Inc. common stock on the Record Date. Any holder of a proxy from a stockholder must present the proxy card, properly executed. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All stockholders must also present a form of personal identification in order to be admitted to the meeting.

What am I being asked to vote on at the meeting?

We are asking our stockholders to elect directors, ratify the appointment of our independent registered public accounting firm, approve an amendment to the SharpSpring, Inc. 2019 Equity Incentive Plan, and approve our executive compensation in a non-binding advisory vote.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date are entitled to vote. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Stockholders are not entitled to cumulative voting.

How many votes are needed for approval of each item?

Proposal Number 1. Directors will be elected by a plurality of the votes cast in person or by proxy, meaning the five nominees receiving the most votes will be elected as directors. Stockholders are not entitled to cumulative voting with respect to the election of directors.

Proposal Number 2. The appointment of Cherry Bekaert LLP to serve as our independent registered public accounting firm will be ratified if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal Number 3. The amendment to our 2019 Employee Stock Plan will be approved if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Proposal Number 4. The non-binding advisory vote on the compensation of our named executive officers will be approved if a majority of the votes present in person or by proxy and entitled to vote on the matter vote in favor of the proposal. Abstentions will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card.

What constitutes a quorum?

As of the Record Date, 12,834,252shares of our common stock were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

 How Do I Vote?

Record Holders:

1.
Vote by Internet. Follow the VOTE BY INTERNET instructions on the enclosed proxy card.
2.
Vote by phone. Follow the VOTE BY PHONE instructions on the enclosed proxy card.
3.
Vote by mail. Follow the VOTE BY MAIL instructions on the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.
Vote by fax. Follow the VOTE BY FAX instructions on the enclosed proxy card.
5.
Vote in person. Attend and vote at the Annual Meeting.

If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

Beneficial Owners (Holding Shares in Street Name):

1.
Vote by Internet. Follow the VOTE BY INTERNET instructions on the enclosed voting instruction card.
2.
Vote by phone. Follow the VOTE BY PHONE instructions on the enclosed voting instruction card.
3.
Vote by mail. Follow the VOTE BY MAIL instructions on the enclosed voting instruction card (a postage-paid envelope is provided for mailing in the United States).
4.
Vote by fax. Follow the VOTE BY FAX instructions on the enclosed voting instruction card.
5.
Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

What is the difference between being a “record holder” and “holding shares in street name?”

Most stockholders of the Company hold their shares in a stock brokerage account or through a nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Record Holders: If your shares are registered directly in your name with our Company’s transfer agent, Issuer Direct Corporation, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owners (Holding Shares in Street Name): If your shares are held in a stock brokerage account or by a nominee, you are considered the beneficial owner of the shares which are held in “street name” and these proxy materials are being forwarded to you by your nominee, who is considered the stockholder of record with respect to these shares. As the beneficial owner, you have the right to direct your nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee. Your nominee has enclosed a voting instruction card for you to use in directing the nominee how to vote your shares.

What happens if I return my signed proxy but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” all of the other proposals.

What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold” on the proxy?

If you mark your proxy “abstain” or “withhold authority,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. The ratification of our auditor is considered a routine matter, but all other proposals are considered non-routine matters. Therefore, if you do not vote on the non-routine matters or provide voting instructions, your broker will not be allowed to vote your shares on those matters and your broker will return your proxy card with no vote (the “non-vote”) on the non-routine matter. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

 Can I revoke or change my voting instructions before the meeting?

For shares that are held in "street name", the stockholder must follow the directions provided by its bank, broker or other intermediary for revoking or modifying voting instructions. For shares that are registered in the stockholder's own name, the proxy may be revoked by written notification to the Company Secretary prior to its exercise and providing relevant name and account information, submitting a new proxy card with a later date (which will override the earlier proxy) or voting in person at the Annual Meeting.

Who will count the vote?

Aaron Jackson, our Chief Financial Officer, will tabulate the votes and act as inspector of election at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We intend to publish the final results in a current report on Form 8-K within four business days after the end of the Annual Meeting.

What does it mean if I get more than one proxy card?

It means that you hold shares registered in more than one account. You must return all proxies to ensure that all of your shares are voted.

How many copies of the Proxy Statement or Annual Report to Stockholders will I receive if I share my mailing address with another security holder?

Unless we have been instructed otherwise, we are delivering only one Proxy Statement or Annual Report to Stockholders to multiple security holders sharing the same address. This is commonly referred to as “householding.” We will, however, deliver promptly a separate copy of the Proxy Statement or Annual Report to Stockholders to a security holder at a shared address to which a single copy of such documents was delivered, on written or oral request. Requests for copies of the Proxy Statement or Annual Report to Stockholders or requests to cease householding in the future should be directed to Investor Relations, SharpSpring, Inc., 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. Telephone 888-428-9605. If you share an address with another stockholder and wish to receive a single copy of these documents, instead of multiple copies, you may direct this request to us at the address or telephone number listed above. Stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I obtain additional proxy materials or other Company materials?

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/. Additionally, any stockholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact Investor Relations, SharpSpring, Inc., 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. Telephone 888-428-9605.

Who pays for the cost of this proxy solicitation?

The Company pays for the cost of soliciting proxies on behalf of the Board of Directors. The Company also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners. Proxies may be solicited by mail, telephone, other electronic means or in person. Directors, officers and regular, full-time employees of the Company, none of whom will receive any additional compensation for their services, may by telephone, facsimile, email or personally, request the return of proxies.

Who are the largest principal stockholders?

See “Voting Securities and Principal Holders Thereof” elsewhere in this Proxy Statement for a table setting forth each owner of greater than 5% of the Company’s common stock as of the Record Date.

What percentages of stock do the directors and officers own?

Together, they own approximately 17.99% of our Company common stock as of the Record Date. For information regarding the ownership of our common stock by directors and officers, see the section entitled “Voting Securities and Principal Holders Thereof” elsewhere in this Proxy Statement.

Do I have dissenters’ rights of appraisal?

Under Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the items proposed to be voted upon at the Annual Meeting.

Where can I find general information about the Company?

General information about us can be found on our website at http://sharpspring.com/. The information on our website is for informational purposes only and should not be relied upon for investment purposes. The information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with the Securities and Exchange Commission (“SEC”). We make available free of charge, either by direct access on our website or a link to the SEC’s website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH DIRECTOR NOMINEEE AND FOR A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

INFORMATION REGARDING DIRECTORS, EXECUTIVE
OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our bylaws provide that the number of directors is determined by resolution of the Board of Directors. Our Board of Directors is currently set at six directors and we currently have six directors serving on our Board of Directors. Five of our current directors are standing for reelection at the Annual Meeting and our Board of Directors will be set at five directors after the Annual Meeting. Each director is elected to serve a one (1) year term until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal. David Buckel is our current director who is not standing for re-election to our Board of Directors.

The Company’s Nominating and Corporate Governance Committee may evaluate individuals in the future to consider additional members for our Board of Directors following the Annual Meeting, although there is no current active candidate search. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The names of the five directors standing for reelection at the Annual Meeting, and certain information about each of them, are set forth below.

Identity of Directors Standing for Reelection

Name	Age	Year First Elected Director	Positions/Committees	Independent
Steven A. Huey	55	2016	COB, AC, CC, NCGC	yes
Richard Carlson	48	2015	CEO, P	no
Scott Miller	49	2019	CC, NCGC	yes
Savneet Singh	37	2020	AC, CC	yes
Jason Costi	40	2021	AC, NCGC, FE	yes

AC - Audit Committee
CEO, P - Chief Executive Officer, President
COB - Chair of the Board of Directors (non-executive)
CC - Compensation Committee
FE - Financial Expert
NCGC - Nominating/Corporate Governance Committee

Business Experience of Directors Standing for Reelection

Steven A. Huey. Steven A. Huey has been a director since December 2016 and the chair of our Board of Directors since July 2017. Since August 2012, Mr. Huey has been Chief Executive Officer of Capture Higher Ed, a technology firm that helps educational institutions meet their enrollment goals. Prior to that, from November 2007 to August 2012, Mr. Huey was Chief Operating Officer of The Learning House, Inc. Mr. Huey received a B.S. in Accounting and Finance from Miami University and an MBA from Emory University. Mr. Huey’s qualifications to serve on our Board of Directors include his extensive experience as a technology company executive, with a focus on growing early stage companies.

Richard A. Carlson. Richard Carlson has been a director and has served as the Company’s Chief Executive Officer and President since October 1, 2015. From August 1, 2015 to October 1, 2015, he served as President of the Company. From August 15, 2014 until August 1, 2015, he served as the President of SharpSpring Technologies, Inc., our wholly owned subsidiary. Mr. Carlson founded RCTW, LLC (fka SharpSpring, LLC) in December 2011 and served as its President until it was acquired by the Company on August 15, 2014. From April 2009 to December 2011, he served as the Managing Director of US Operations for Panda Security, an international internet security software company. Mr. Carlson’s qualifications to serve on our Board of Directors include his knowledge of marketing automation technology, email technology, marketing strategies, as well as his general leadership skills.

Scott Miller. Scott Miller brings nearly two decades of investment management knowledge as well as significant operating experience to the SharpSpring board. Since 2011, he has served as the Founder and Managing Member of MVM Funds, an investment management firm that oversees multiple funds and limited partnerships, including Greenhaven Road Capital Fund 1, Greenhaven Road Capital Fund 2, and Greenhaven Road Capital Offshore LP. Scott also currently serves on the board of Acelero Learning, an education company that he cofounded and served as the Chief Financial Officer. Acelero, has grown to over 1,400 employees. Scott received a Bachelor of Arts degree from the University of Pennsylvania and an MBA degree from Stanford University. Mr. Miller’s qualifications to serve on our Board of Directors include experience managing and investing in growth-focused technology companies.

Savneet Singh. Savneet Singh has been a director since August 2020. Mr. Singh currently serves as the Chief Executive Officer and as a board member of PAR Technology Corporation (NYSE: PAR), a leading global provider of cloud-based Point of Sale (“POS”) software, hardware, and service solutions to the restaurant, retail and hospitality industries worldwide. He has held these positions since 2019. Mr. Singh has also been a partner and co-founder of CoVenture since 2018 and he also currently serves on the board of directors at Osprey Technology Acquisition Corp. (NYSE: SFTW), a special purpose acquisition company (“SPAC) focused on acquisitions in the software space. Mr. Singh was a partner at Tera Holdings, a holding company for software companies, from 2017 to 2019. From 2009 to 2017 Mr. Singh was a co-founder of Gold Bullion International, a precious metal trading platform. Mr. Singh received a Bachelor of Science degree from Cornell University. Mr. Singh’s qualifications to serve on our Board of Directors include background in technology and significant leadership and management experience, including expertise in the areas of software development and strategy.

Jason Costi. Jason Costi has been a director since April 2021. Mr. Costi is a finance and operations executive who brings a long track record of building businesses as an on-the-ground operator and private equity investor. Mr. Costi presently owns and operates Summit Incubators Inc., a consulting and advisory firm where he has served as an interim Chief Financial Officer and advisor for several disruptive growth companies across multiple industries, including Consumer Products, Apparel, Connected Fitness, and Home Goods. He has held this position since November 2018. Prior to this role, from March 2018 to November 2018, Mr. Costi was the CFO of Bonobos, a men’s apparel company and subsidiary of Walmart Inc., where, in addition to his responsibilities at Bonobos, Jason spent time focused on acquiring new e-commerce companies for Walmart.com. From April 2015 to March 2018, Mr. Costi spent 3 years leading the finance and strategy teams for Casper Sleep where he was responsible for that company’s global financial operations and corporate strategy, which included accounting, financial planning and analysis, strategic initiatives, treasury, tax and investor relations. In this role, Jason helped to build Casper from an early stage company with $20 million of revenue to a global, omni-channel sleep products company with nearly $400 million of revenue. Mr. Costi received a BBA in Finance from Emory University, Goizuete Business School and an MBA from Harvard Business School. Mr. Costi’s qualifications to serve on our Board of Directors include  a strong background and skill set in areas relating to board service, growing early stage companies, finance and management.

During the past ten years, none of our directors or nominees for director have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

Transactions with Related Persons

On March 28, 2018, the Company entered into a convertible note purchase agreement (the “Note Purchase Agreement”) with SHSP Holdings, LLC (“SHSP Holdings”), pursuant to which the Company issued to SHSP Holdings an unsecured 5% convertible promissory note in the aggregate principal amount of $8,000,000 (the “Note”). Simultaneously with the execution of the Note Purchase Agreement and the issuance of the Note, the Company entered into the Investors’ Rights Agreement (the “Investors’ Rights Agreement”) by and among the Company, SHSP Holdings, Richard Carlson, the Company’s CEO, and Travis Whitton, the Company’s CTO. Under the Investors’ Rights Agreement, among other things, SHSP Holdings will have the right to designate one person for election to the Company’s Board of Directors for as long as SHSP Holdings continues to hold any of the Notes, and the Company agreed to use its reasonable best efforts to cause such person to be elected to the Board of Directors at each annual meeting of the Company’s stockholders. SHSP Holdings designated Daniel C. Allen, an affiliate of SHSP Holdings, who was appointed to our Board of Directors on April 3, 2018. Mr. Allen is the founder and manager of Corona Park Investment Partners, LLC (“CPIP”). CPIP is a member of Evercel Holdings LLC and is a member and sole manager of SHSP Holdings. Evercel, Inc. is a member and the manager of Evercel Holdings LLC and is a member of SHSP Holdings. Additionally, under the Investor Rights Agreement, SHSP Holdings has customary demand and piggyback registration rights with respect to the shares of common stock issued or issuable upon conversion of the Note and, under specified conditions, held by members of SHSP Holdings.

On May 9, 2019, the Company entered into and made effective a Note Conversion Agreement (the “Conversion Agreement”) with SHSP Holdings and Evercel Holdings, LLC (“Evercel,” and together with SHSP Holdings, the “Investor”), pursuant to which the parties agreed to the conversion (the “Conversion”) of the Note. The Company’s entry into the Conversion Agreement was unanimously approved by the disinterested members of the Company’s Board of Directors. Mr. Allen resigned as a member of our Board of Directors on August 16, 2019.

Under the Conversion Agreement, the Note was deemed to have been converted into the Conversion Shares, and any interest in any amount ceased to accrue or be payable with respect to the Notes, and SHSP Holdings ceases to be a holder of any Note, and the Note cease to be outstanding, for purposes of the Investors’ Rights Agreement dated as of March 28, 2018. Effective as of the issuance and delivery of the Conversion Shares to SHSP Holdings, the Note was canceled and terminated in their entirety and of no further force and effect, and any and all indebtedness and other obligations of the Company under the Note was fully performed and discharged, and any and all claims or rights of SHSP Holdings or its affiliates thereunder were fully and finally extinguished and released. Additionally, under the terms of the Conversion Agreement, the Company agreed to pay in shares 49% of the remaining future interest totaling 115,037 shares. Refer to “Note 6: Convertible Notes” in Part II, Financial Statements and Supplementary Data in the Company’s Annual Report for additional information.

James Morgan, Richard Carlson’s brother-in-law, served as our Vice President of Sales and Vice President of Partnerships in 2020 and 2019. During 2020 and 2019, Mr. Morgan’s total compensation, including base salary, commissions, bonus and equity compensation approximated $120,905 and $133,500, respectively. Mr. Morgan’s compensation package is highly variable based on new sales and is comparable to industry standards. Mr. Morgan also participates in standard Company employment benefits that are available all Company employees.

Policies and Procedures for Related-Party Transactions

Our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations.

Corporate Governance

Code of Ethics and Business Conduct

Our Company has adopted a Code of Ethics and Business Conduct which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. Our Code of Ethics and Business Conduct applies to all of the Company’s employees, including its principal executive officer, principal accounting officer, and our Board of Directors. A copy of this Code is available for review on the “Investors” page of the Company’s website at http://sharpspring.com/. Requests for a copy of the Code of Ethics and Business Conduct should be directed to Investor Relations, SharpSpring, Inc., 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. The Company intends to disclose any changes in or waivers from its Code of Ethics and Business Conduct by posting such information on its website or by filing a Form 8-K.

The proxy materials and Annual Report included in this package, along with the Company’s other SEC filings, are available on the internet under the “Investors” page of the Company’s website at http://sharpspring.com/. Additionally, any stockholder desiring additional proxy materials, a copy of any other document incorporated by reference in this Proxy Statement, or a copy of the Company’s bylaws should contact Investor Relations, SharpSpring, Inc., 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608. Telephone 888-428-9605.

Director Independence Standards

Applicable NASDAQ rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Director Independence

In April 2021, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each of our directors. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of David A. Buckel (Mr. Buckel is not standing for re-election to our Board of Directors), Steven A. Huey, Marietta Davis (Ms. Davis resigned from our Board of Directors in August 2020) Scott Miller, Savneet Singh and Jason Costi are/were “independent directors” as defined under applicable NASDAQ Stock Market Rules and Exchange Act Rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has/had with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his/her independence, including the beneficial ownership of our capital stock by each non-employee director. The one member of our Board of Directors who is not an “independent director” is Richard Carlson as a result of his executive officer status with our Company.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Board Committees

Our Board of Directors has established the committees described below and may establish others from time to time. The charters for each of our committees are described below and are available on the “Investors” page of the Company’s website http://sharpspring.com/.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of David A. Buckel (Mr. Buckel is not standing for re-election to our Board of Directors), Steven A. Huey, Savneet Singh and Jason Costi. Marietta Davis, who resigned from our Board of Directors in August 2020, also served on our Audit Committee during our last fiscal year prior to her resignation. Mr. Buckel is the chairperson of the committee, and Mr Costi is expected to succeed Mr. Buckel as chairperson of the committee upon Mr. Buckels retirement. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our Board of Directors has designated each of David A. Buckel and Jason Costi as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee’s purpose and power are to (a) retain, oversee and terminate, as necessary, the auditors of the Company, (b) oversee the Company's accounting and financial reporting processes and the audit and preparation of the Company's financial statements, (c) exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Audit Committee held four meetings and acted by unanimous consent one time.

Compensation Committee

Our Compensation Committee is comprised of Savneet Singh, Steven A. Huey and Scott Miller, with Mr. Singh being the chairperson of the Compensation Committee. Marietta Davis, who resigned from our Board of Directors in August 2020, also served on and chaired our Compensation Committee during a our last fiscal year prior to her resignation. Our Board of Directors has determined that each member of the Compensation Committee is an independent director for compensation committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act, is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee’s purpose and powers are to (a) review and approve the compensation of the chief executive officer of the Company and such other employees of the Company as are assigned thereto by the Board of Directors and to make recommendations to the Board of Directors with respect to standards for setting compensation levels, (b) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board of Directors, and (c) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. If the Committee elects to delegate any authority to a subcommittee, the subcommittee shall be comprised of at least two members who qualify as "non-employee directors" for the purposes of Rule 16b-3 under the Exchange Act, and as "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as amended. The Committee is not precluded from accepting solely recommendations from executive officers regarding the amount or form of executive and director compensation. During 2020, our Compensation Committee engaged Pay Governance, as compensation consultants to provide independent consulting services in support of the Committee’s objectives related in general to the competitiveness of the executive compensation program. The scope of work consisted of reviewing and updating previously established group of peer companies, benchmarking executive pay levels, and assessing the overall competitiveness of the Company’s equity program.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties, and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Compensation Committee held four meetings and acted by unanimous consent two times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Scott Miller, Steven A. Huey, Jason Costi and David A. Buckel (Mr. Buckel is not standing for re-election to our Board of Directors), with Mr. Miller being the chairperson of the Nominating and Corporate Governance Committee.

Our Board of Directors has determined that each of the committee members is an independent director for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of NASDAQ and the Exchange Act. The Nominating and Corporate Governance Committee’s purpose and powers are to: (a) identify potential qualified nominees for director and recommend to the Board of Directors for nomination candidates for the Board of Directors, (b) develop the Company's corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board of Directors, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel and advisors to fulfill its responsibilities and duties. During our last fiscal year, our Nominating and Corporate Governance Committee held four meetings and acted by unanimous consent one time.

Each of the five directors standing for reelection at the Annual Meeting have expressed their willingness to serve as a director.

When new candidates for our Board of Directors are sought, all of our directors evaluate each candidate for nomination as director within the context of the needs and the composition of the Board of Directors as a whole. The Board of Directors conducts any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our Board of Directors generally seeks to identify individuals with diverse, yet complementary backgrounds. Our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the Board of Directors and the Company. The Board of Directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze business and/or scientific issues facing our Company. In addition to business expertise, the Board of Directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, all new candidates have been identified and recommended by members of our Board of Directors, including management and non-management directors, our principal executive officer, and other executive officers, and we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder.

When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders should follow the following notice procedures and comply with applicable provisions of our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2022 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this Proxy Statement under the heading “Stockholder Proposals for 2022 Annual Meeting.” The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, along with the following:

●
The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;
●
The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;
●
The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;
●
A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and
●
Information regarding the nominee that would be required to be included in our Proxy Statement by the rules of the Securities and Exchange Commission, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of requisite information. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

No material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors has occurred since we last provided disclosure regarding these procedures in our Definitive Schedule 14A filed on June 17, 2020.

Board Leadership Structure

Our bylaws provide the Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Principal Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our current structure is that of separate Principal Executive Officer and Chair of the Board of Directors. Richard Carlson serves as our Principal Executive Officer and is responsible for the day-to-day operation of our Company. Steven A. Huey serves as our Chair of the Board of Directors, which is a non-executive position. Mr. Huey is responsible for performing a variety of functions related to our corporate leadership and governance, including coordinating board activities, setting relevant items on the agenda and ensuring adequate communication between the Board of Directors and management, which he does in conjunction with the independent directors. Our Board of Directors has determined that maintaining the independence of a majority of our directors helps maintain its independent oversight of management.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these Committees periodically report to the Board regarding briefings provided by management and advisors as well as the Committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. The interaction with management occurs not only at formal board and committee meetings, but also through periodic and other written and oral communications.

Stockholder Communications with the Board

Stockholders who desire to communicate with the Board of Directors, or a specific director, may do so by sending the communication addressed to either the Board of Directors or any director, c/o SharpSpring, Inc., 5001 Celebration Pointe Avenue, Suite, 410, Gainesville, FL 32608. These communications will be delivered directly to the Board, or any individual director, as specified.

Board Meetings and Committees; Annual Meeting Attendance

During our last fiscal year, our Board of Directors held six Board meetings. Each current director attended at least 75% of the total number of Board meetings and their respective committee meetings of the Board held during our last fiscal year. The Board of Directors acted at various times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law.

Our Company has no policy with regard to Board members' attendance at our annual meetings of security holders. One member attended our 2020 annual meeting.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. To the best of our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to our Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to our Company with respect to its most recent fiscal year, and any written representation referred to in paragraph (b)(1) of Item 405 of Regulation S-K, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

Hedging Disclosure

The Company’s Insider Trading Policy prohibits our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities are generally as follows:

1.
To retain, oversee and terminate, as necessary, the auditors of the Company;
2.
To oversee the Company's accounting and financial reporting processes and the audit and preparation of the Company's financial statements;
3.
To exercise such other powers and authority as are set forth in the Charter of the Audit Committee of the Board of Directors; and
4.
To exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board of Directors.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Committee has received the written disclosures and the letter from the Company’s outside auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditor’s communications with the Committee concerning independence, and has discussed with the outside auditors the outside auditor's independence.

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

This Audit Committee Report has been furnished by the Audit Committee of the Board of Directors.

David A. Buckel, Chairman
Steven A. Huey
Savneet Singh
Jason Costi

Executive Officers

Identity of Executive Officers

Name	Age	Position
Richard A. Carlson	48	Director, Chief Executive Officer
Aaron Jackson	30	Chief Financial Officer
Travis Whitton	40	Chief Technology Officer
Suaad Sait	53	President

Business Experience of Executive Officers

Richard A. Carlson. Mr. Carlson’s business experience is described above under the caption “Business Experience of Directors Standing for Reelection.”

Aaron Jackson. Mr. Jackson has served as our Chief Financial Officer since December 10, 2020. Mr. Jackson is responsible for overseeing the Company’s financial reporting and all other finance functions of the Company and its subsidiaries. Mr. Jackson served as the Company’s interim Chief Financial Officer since July 20, 2020, and has been employed by the Company since 2017. He served as the Company’s Corporate Controller from September 2018 to July 2020 where he was responsible for the Company’s financial reporting. Prior to that time while at the Company, Mr. Jackson served as an assistant controller and as a senior accountant. From April 2015 to April 2017, Mr. Jackson served as the Restricted and Unrestricted Funds Accountant at Purdue University, where he was responsible for managing the accounting of the university’s restricted and unrestricted funds. Mr. Jackson holds an active CPA license in the state of Indiana and obtained a Bachelor of Science in Accounting and Master of Science in Accounting from Purdue University.

Travis Whitton. Travis Whitton has served as our Chief Technology Officer since the acquisition of the SharpSpring assets in August 2014. Mr. Whitton was a co-founder of RCTW, LLC (fka SharpSpring, LLC) and served as its Chief Technology Officer from January 2012 until it was acquired by the Company in August 2014. From September 2007 to January 2012, Mr. Whitton served as Senior Software Engineer of Grooveshark, an online streaming music company.

Suaad Sait. Suaad Sait will begin serving as our President on May 1, 2021, where he will be responsible for leading the growth of our Sales and Marketing as well as product strategy. Mr. Sait served as Executive Advisor and President of Growth at Xant.ai (fka insidesales.com) from April 2017 through April 2021where he lead cross company growth, product strategy, and business development. From January 2016 to April 2021 Mr. Sait has been a non-employee advisor to Menlo Venturs. From November 2013 to March 2016, Mr. Sait served as Executive Vice President Products & Markets at Solarwinds Inc.

Each officer is elected annually by the Board of Directors and holds their office until they resign or are removed by the Board of Directors or otherwise disqualified to serve, or their successor is elected and qualified.

During the past ten years, none of our executive officers have been involved in any of the proceedings described in Item 401(f) of Regulation S-K.

Executive Compensation

Compensation Discussion and Analysis

The compensation committee of our Board of Directors oversees, reviews and approves all compensation decisions relating to our named executive officers. In the discussion that follows, “executives” refers to our 2020 named executive officers, Messrs. Carlson, Power, Jackson and Whitton. Mr. Power resigned as a named executive officer of our Company on July 20, 2020.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the compensation committee with respect to executive compensation are to:

●
enable us to attract, retain and motivate the best possible executive talent by ensuring that our compensation packages are competitive with those offered by similarly situated companies;
●
align our executive compensation with our corporate strategies and business objectives;
●
promote the achievement of key strategic and financial performance measures; and
●
align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies of a comparable size within our industry. Executives are also evaluated on their professional growth and individual contributions to the Company’s success. We provide a portion of our executive compensation in the form of stock option awards that vest over time, typically four years, which we believe promotes the retention of our executives and aligns their interests with those of our stockholders since this form of compensation allows our executives to participate in the long-term success of our Company as reflected in stock price appreciation.

Compensation Challenges

We face challenges in hiring and retaining our executives and other key employees due to several factors. These challenges are similar to those faced by other high-growth technology companies and make recruiting and retaining our executives and other key employees difficult. Specifically, we face challenges related to the pace of our operations, the high growth rate of our businesses, the fact that we are in a competitive industry and the fact that many of our executives and key employees are targeted by other companies.

Components of our Executive Compensation Program

The primary elements of our current executive compensation program are:

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base salary;
●
cash bonuses;
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stock option awards;
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restricted stock unit awards; and
●
retirement and other employee benefits

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on recommendations from our chief executive officer, Company performance against stated objectives and individual performance.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries, the compensation committee considers a variety of other factors such as the executive’s scope of responsibility, individual performance, prior employment experience and salary history, relative pay adjustments within the Company and our overall financial performance. Base salaries are reviewed at least annually by our compensation committee and may be adjusted from time to time based upon market conditions, individual responsibilities and Company and individual performance.

Mr. Carlson’s salary was increased from $340,000 to $350,200 on January 1, 2020. During 2019, Mr. Carlson received a base salary of $340,000.

Mr. Power joined the company on December 2, 2019 with a base salary of $250,000.

Mr. Jackson’s salary was $103,000 from January 1, 2020 to June 30, 2020. From July 1, 2020 to July 15, 2020 Mr. Jackson’s salary was $120,000. From July 16, 2020 to December 9, 2020 Mr. Jackson’s salary was $170,000. Mr. Jackson’s salary was increased to $175,000 on December 10, 2020.

Mr. Whitton’s salary was increased from $200,000 to $206,000 on January 1, 2020. During 2019, Mr. Whitton received a base salary of $200,000.

The Company reduced all 2020 base salaries 10% as of April 1, 2020 through October 2020 due to the impact of the Covid-19 virus.

Cash Bonuses

Cash bonuses are used to compensate and align our executives toward certain financial, strategic and operational goals. The Compensation Committee approves payment of quarterly or annual cash bonuses as part of the overall compensation packages of our executive officers, and retains the authority to review and adjust the overall bonus at year-end. During 2019 and 2020, the executive cash bonuses paid to our named executive officers were based on revenue and EBITDA targets for the year, as determined by the Compensation Committee, with payments varying between annual and quarterly. For the performance during the years ending December 31, 2019 and 2020, executive bonuses were paid quarterly following the financial reporting of each quarter. The following summarizes the executive cash bonus awards paid to our named executive officers, separated based on both the timing of the payment and the performance year for which the bonus was earned:

		Earned for year		Paid in Year
		2019	2020	2019	2020	2021
Name	Year

Richard A. Carlson	2020	$-	$234,482	$-	$64,054	$170,428
	2019	$117,810	$-	$86,573	$31,238	$-
		$117,810	$234,482	$86,573	$95,292	$170,428

Travis Whitton	2020	$-	$36,379	$-	$27,796	$8,583
	2019	$49,500	$-	$36,375	$13,125	$-
		$49,500	$36,379	$36,375	$40,921	$8,583

Bradley Stanczak (1)	2020	$-	$-	$-	$-	$-
	2019	$69,300	$-	$50,925	$18,375	$-
		$69,300	$-	$50,925	$18,375	$-

Michael Power (2)	2020	$-	$19,508	$-	$19,508	$-
	2019	$-	$-	$-	$-	$-
		$-	$19,508	$-	$19,508	$-

Aaron Jackson (3)	2020	$-	$8,333	$-	$-	$8,333
	2019	$5,206	$-	$4,050	$1,156	$-
		$5,206	$8,333	$4,050	$1,156	$8,333

Stock Option and Equity Awards

Stock option and stock awards are the primary vehicle for long-term retention of our executives. Our compensation committee believes that stock option and stock awards promote, create and reward long term stockholder value creation, as well as provide a strong incentive for the executive to remain employed by the Company.

The following table shows stock option and stock grants made to executives during 2020.

	Option and Equity Awards				Stock Awards
		Number		Grant Date	Number of Shares	Grant Date
		of Stock	Exercise	Fair Value of	or Units of Stock	Fair Value of
Name	Grant Date	Options (#)	Price ($)	Options ($)	Issued	Units of Stock($)

Richard Carlson	1/29/2020	19,978	$12.39	125,002	22,589	$279,878
	5/21/2020		$-		8,001	$76,570

Travis Whitton	1/29/2020	11,747	$12.39	73,500	13,286	$164,614
	5/21/2020		$-		3,577	$34,232

Michael Power	5/21/2020	-	$-	-	4,757	$45,524

Aaron Jackson	5/21/2020	3,000	$9.57	14,931	-	$-
	7/20/2020	10,000	$8.97	47,094	-	$-
	12/10/2020	-	-	-	37,900	$632,551

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all of our employees, including (for U.S. resources) health and dental insurance, life insurance and a retirement plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same terms as our other employees. No employee benefit plans are in place solely for the benefit of our executives.

Severance and Change in Control Benefits

Pursuant to employment agreements we have entered into with our executives and the terms of our 2010 Restated Employee Stock Plan and 2019 Equity Incentive Plan, our executives are entitled to certain benefits in the event of a change in control of our Company or the termination of their employment under specified circumstances, including termination following a change in control. We believe these benefits help us compete for and retain executive talent and are generally in line with severance packages offered to executives by the companies in our peer group. We also believe that these benefits would serve to minimize the distraction caused by any change in control scenario and reduce the risk that key talent would leave the Company before any such transaction closes, which could reduce the value of the Company if such transaction failed to close.

2020 Summary Compensation Table

				Stock	All Other
Name	Year	Salary	Bonus	Awards	Compensation	Total
		($)	($)	($)	($)	($)
			(a)	(b)	(c)
Richard Carlson	2020	$328,994	$64,054	$606,450	$4,328	$1,003,825
Chief Executive Officer and President (Principal Executive Officer), Director	2019	$340,000	$117,810	$123,085	$8,400	$589,295

Travis Whitton	2020	$193,526	$27,796	$345,846	$2,389	$569,557
Chief Technology Officer	2019	$200,000	$49,500	$72,402	$7,316	$329,218

Bradley Stanczak (1)	2020	$2,016	$18,375	$-	$60	$20,452
Chief Financial Officer (Principal Financial Officer)	2019	$185,000	$69,300	$-	$5,771	$260,071

Michael Power (2)	2020	$146,875	$19,508	$45,524	$76,523	$288,431
Chief Financial Officer (Principal Financial Officer)	2019	$20,032	$-	$596,839	$-	$616,871

Aaron Jackson (3)	2020	$127,396	$1,156	$819,698	$1,066	$949,316
Chief Financial Officer (Principal Financial Officer)	2019	$96,100	$5,150	$12,032	$3,038	$116,320

(a) The amounts in this column reflect earned bonus awards by our named executive officers under our executive incentive compensation program
(b) The grant date fair value of the stock option and RSU awards computed in accordance with ASC Topic 718
(c) These amounts consist of our matching contributions to each executive’s retirement savings plan account and severance payments

(1) Mr. Stanczak served as our Chief Financial Officer from December 10, 2018 to December 1, 2019
(2) Mr. Power served as our Chief Financial Officer from December 2, 2019 to July 19, 2020
(3) Mr. Jackson was named as our interim Chief Financial Officer on July 20, 2020 and as our Chief Financial Officer December 10, 2020

From January 1, 2020 to April 2020 and during 2019, we provided our U.S. employees the ability to contribute to a 401(k) retirement plan. Under the plan, eligible employees may elect to defer part of their compensation to the plan each year. The amount of compensation an employee can elect to defer is generally expressed as a percentage of the employee’s compensation up to a maximum of $19,500 for 2020 and $19,000 for 2019. The Company provides a matching contribution of 100% of employee deferrals up to 3% of total compensation. We have no other annuity, pension, retirement or similar benefit plans in place on behalf of our executive officers.

We grant stock awards and stock options to our executive officers based on their level of experience and contributions to our Company. The aggregate fair value of awards and options are computed in accordance with FASB ASC 718 and options are reported in the Summary Compensation Table above in columns (a). The assumptions made in the computation may be found in Note 13: Stock-Based Compensation to our financial statements contained in our latest Form 10-K Annual Report.

At no time during the last fiscal year was any outstanding option otherwise modified or re-priced, and there was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

The table below summarizes all of the outstanding equity awards for our named executive officers as of December 31, 2020, our latest fiscal year end:

	Option Awards					Stock Awards
	Number of
	securities
	underlying					Number of	Market value of
	unexercised		Option	Option	Initial	shares or units	shares or units
	options(#)		exercise	expiration	vesting	of stock that	of stock that
Name	Exercisable	Unexercisable	price ($)	date	date	have not vested	have not vested

Richard A. Carlson	-	-	$-	-	-	13,790	$170,858	(4)
	-	-	$-	-	-	8,001	$76,570	(6)
	4,579	15,399	$12.39	1/29/2030	2/29/2020	-	-	(1)
	8,021	9,479	$13.88	2/21/2029	3/21/2019	-	-	(1)
	70,834	29,166	$4.65	2/8/2028	3/8/2018	-	-	(1)
	93,750	6,250	$4.74	3/17/2027	4/17/2017	-	-	(1)
	250,000	-	$4.80	10/1/2025	11/1/2015	-	-	(1)
	60,000	-	$6.29	6/1/2025	7/1/2015	-	-	(2)

Travis Whitton	-	-	$-	-	-	9,430	$116,838	(5)
	-	-	$-	-	-	3,577	$34,232	(6)
	-	11,747	$12.39	1/29/2030	1/29/2021	-	-	(3)
	4,719	5,575	$4.65	2/21/2019	2/21/2019	-	-	(3)
	5,155	44,845	$4.65	2/8/2028	2/8/2019	-	-	(3)
	729	34,271	$4.74	3/17/2027	3/17/2018	-	-	(3)
	-	25,000	$3.34	2/17/2026	2/17/2017	-	-	(3)
	-	25,000	$6.29	6/1/2025	12/31/2016	-	-	(2)

Aaron Jackson	-	-	$-	-	-	37,900	$632,551	(7)
	-	10,000	$8.97	7/20/2030	7/20/2021	-	-	(3)
	-	3,000	$9.57	5/21/2030	5/21/2021	-	-	(6)
	625	1,375	$11.98	9/9/2029	9/9/2020	-	-	(3)
	5,625	4,375	$13.10	9/18/2028	9/18/2019	-	-	(3)
	1,209	791	$8.76	7/2/2028	7/2/2019	-	-	(3)
	135	365	$3.82	5/8/2027	5/8/2018	-	-	(3)

1. Vests monthly over four years, with 1/48 vesting each month.
2. Vests 50% on December 31, 2016, 25% on December 31, 2017 and 25% on December 31, 2018.
3. Vests over four years, with 25% vesting on the first anniversary and 1/48 of the original grant vesting each month thereafter.
4. Vests over three years, with 1/12 of the oringal grant vesting each quarter.
5. Vests over three years, with 33% vesting on the first anniversary and 1/12 of the oringal grant vesting each quarter thereafter.
6. Vests over two years, with 50% vesting on the first anniversary and 1/48 of the original grant vesting each month thereafter
7. Vests over four years, with 25% vesting on the first anniversary and 1/16 of the original grant vesting each quarter thereafter.

Compensation of Non-Employee Directors

Compensation for our directors is discretionary and is reviewed from time to time by our Board of Directors. Any determinations with respect to Board compensation are made by our Board of Directors. Since the second quarter of 2019, we have compensated all nonemployee directors with a quarterly stipend of $11,250, with $7,500 and $3,750 payable in Company stock issued in arrears and cash, respectively. Typically, newly elected non-employee directors receive 16,000 stock options upon joining the board, which vest over four years. All directors are also entitled to reimbursement for travel expenses for attending director meetings.

Set forth below is a summary of the compensation of our directors during our December 31, 2020 fiscal year.

					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
David A. Buckel (2)	$14,550	$3,479	$-	-	-	-	$18,029
Marietta Davis (2)(3)	$14,550	$3,479	$-	-	-	-	$18,029
Steven A. Huey (2)	$22,050	$3,479	$-	-	-	-	$25,529
Scott Miller Jr.	$14,550	$3,479	$-	-	-	-	$18,029
Savneet Singh (4)	$3,750	$708	$81,085	-	-	-	$85,543

1. During 2020, SharpSpring’s non-employee directors received a quarterly stipend, payable in stock and cash, issued in arrears.
2. Ms. Davis resigned from the Board of Directors on August 17, 2020.
3. On January 19, 2021, Ms. Davis received 8,479 shares of common stock in recognition of her previous service to the Company as a member of the Board of Directors. Ms. Davis served as a member of the Board of Directors of the Company from 2017 until her resignation as of August 17, 2020. The 8,479 shares are not included as compensation during our 2020 fiscal year in the above table.
4. Mr. Singh joined the Board of Directors on August 17, 2020 , receiving a stock option grant of 16,000 vesting over four years (25% on the first anniversary of the grand date and an additional 1/48 of the original number of options vesting every month thereafter).

Compensation Policies and Practices As They Relate To Our Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

●
Our base pay consists of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;
●
Option and restricted equity awards are not tied to formulas that could focus executives on specific short-term outcomes; and
●
Option and restricted equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plans as of December 31, 2020.

Equity Compensation Plan Information

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and RSUs	Weighted-averageexercise price of outstanding options (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,444,177	$7.60	631,787
Equity compensation plans not approved by security holders	0	$0.00	0
Total	1,444,177	$7.60	631,787

1. Reflects shares of common stock to be issued pursuant to our 2019 Equity Incentive Plan and our 2010 Restated Employee Stock Plan, both of which are for the benefit of our directors, officers, employees and consultants. We have reserved 1,025,000 shares of common stock for such persons pursuant to our 2019 Equity Incentive Plan. We terminated our 2010 Restated Employee Stock Plan in 2019 and no additional awards are made under that plan.
2. The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

Voting Securities and Principal Holders Thereof

As of the Record Date, we had outstanding 12,834,252 shares of common stock. Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote.

The following table sets forth, as of the Record Date, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of (i) each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock; and (ii) each of our officers and directors, and officers and directors as a group:

We are not aware of any arrangements that could result in a change of control.

			Options and RSUs
			Included in Shares
Name and Address	Shares Beneficially Owned		Beneficially Owned
of Beneficial Owner (1)(2)	Number	Percent (3)	Number(4)
5% Stockholders(5)
Greenhaven Road Investment Management, LP	1,364,746	10.63%	-
c/o Royce & Associates LLC, 8 Sound Shore Drive, Suite 190, Greenwich, CT 06830
AWM Investment Company Inc.	1,018,604	7.94%	-
c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.
Cat Rock Capital Management LP	848,336	6.61%	-
8 Sound Shore Drive, Suite 250, Greenwich, CT 06830
Wellington Management Group LLP	840,400	6.55%	-
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210
Richard H. Witmer, Jr.	515,523	4.02%	-
16 Fort Hills Lane, Greenwich, CT 06831

Directors and Executive Officers (6)
Richard A. Carlson, Chief Executive Officer and President, Director	824,763	6.17%	522,403
Travis Whitton, Chief Technology Officer	152,300	1.17%	143,579
Aaron Jackson, Chief Financial Officer	11,209	*	11,209
David A. Buckel, Director	43,309	*	16,000
Steven A. Huey, Director	32,833	*	16,000
Savneet Singh, Director	1,154	*	-
Scott Miller, Director (7)	1,372,080	10.68%	7,334
Jason Costi, Director	-	*	-
All executive officers and directors as a group (8 persons)	2,437,648	17.99%	716,525

1. To our best knowledge, as of the date hereof, such holders had the sole voting and investment power with respect to the voting securities beneficially owned by them, unless otherwise indicated herein. Includes the person's right to obtain additional shares of common stock within 60 days from April 21, 2021.
2. Unless otherwise noted, in care of SharpSpring, Inc., 5001 Celebration Point Ave Suite 410, Gainesville, FL 32608.
3. Based on 12,834,252 shares of common stock outstanding on April 21, 2021. Does not include shares underlying: (i) options to purchase shares of our common stock under our 2010 and 2019 Employee Stock Plans, or (ii) outstanding warrants to purchase shares of our common stock.
4. Represents options exercisable, and RSU’s that vest, within 60 days from April 21, 2021.
5. Based solely upon a review of Schedule 13G and Form 4 filings with the SEC.
6. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from April 21, 2021, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.
7. Additionally includes (i) 673,244 shares of common stock held directly by Greenhaven Road Capital Fund 1, L.P.; and (ii) 689,453 shares of common stock held directly by Greenhaven Road Capital Fund 2, L.P.. Mr. Miller serves as the Managing Member of the General Partner (for itself and on behalf of Greenhaven Fund 1, Greenhaven Fund 2 and the Investment Manager)

PROPOSAL ONE

ELECTION OF DIRECTORS

At the time of the Annual Meeting, our Board of Directors will consist of five directors: Steven A. Huey, Richard Carlson, Scott Miller, Savneet Singh and Jason Costi. At the Annual Meeting, five directors are to be elected for a one (1) year term to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

At the time of the Annual Meeting, our Board of Directors will consist of six directors: Steven A. Huey, Richard Carlson, David Buckel, Scott Miller, Savneet Singh and Jason Costi. At the Annual Meeting, five directors are to be elected for a one (1) year term to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. Five of our current directors are standing for reelection at the Annual Meeting, and one current director, David Buckel, is not standing for re-election to our Board of Directors.

Nominees

There are five nominees, all of whom currently serve on our Board of Directors. Set forth below is information regarding the nominees for election to our Board of Directors:

Name	Position(s) with the Company	Year First Elected Director
Steven A. Huey	Chair of the Board of Directors	2016
Richard Carlson	Chief Executive Officer; Director	2015
Scott Miller	Director	2019
Savneet Singh	Director	2020
Jason Costi	Director	2021

Each person nominated has agreed to serve if elected, and our Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

Vote Required

Directors will be elected by a plurality of the votes cast at the Annual Meeting. A “withhold” vote with respect to any nominee will not effect the election of that nominee. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all of the above nominees.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2021

We are asking stockholders to ratify the appointment of Cherry Bekaert LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Representatives of Cherry Bekaert LLP will not be present at the Annual Meeting.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2019 by Cherry Bekaert LLP.

	2020	2019
Audit Fees	$204,543	$207,587
Audit-Related Fees	80,000	7,500
Tax Fees	-	-
All Other Fees	10,593	25,600
Total	$297,156	$240,687

Audit Fees are the fees billed during the years ended December 31, 2020 and December 31, 2019 for professional services rendered by our independent auditors for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q or services that are normally provided by the audit firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are the aggregate fees billed during the years ended December 31, 2020 and December 31, 2019 for assurance and related services rendered by our independent auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the category Audit Fees described above. These include fees related to our 2019 acquisition of Perfect Audience and a common stock offering.

Tax Fees are the fees billed during the years ended December 31, 2020 and December 31, 2019 for tax compliance, tax advice, and tax planning rendered by our independent auditors.

All Other Fees are the aggregate fees billed for products and services provided during the years ended December 31, 2020 and December 31, 2019 rendered by our independent auditors, other than the services reported in the above categories. For the year ended December 31, 2020, this includes work related to the December 15, 2020 equity issuance. For year ended December 31, 2019, this includes work related to the March 7, 2019 equity issuance, May 9, 2019 Note Conversion Agreement, and November 21, 2019 equity issuance.

Audit Committee Pre-Approval Policies.

All the services rendered by the independent auditors that are described above were pre-approved by the Company’s audit committee. The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis..

None of the hours expended on rendered by our independent auditor’s engagement to audit the Company’s financial statements for the years ended December 31, 2020 and December 31, 2019 were attributed to work performed by persons other than rendered by the independent auditor’s full-time, permanent employees.

Vote Required

The vote required to ratify the appointment of Cherry Bekaert LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify the appointment of Cherry Bekaert LLP to serve as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL THREE

AMENDMENT TO THE
SHARPSPRING, INC. 2019 EQUITY INCENTIVE PLAN

On April 25, 2019, the Board of Directors of the Company adopted and approved the SharpSpring, Inc. 2019 Equity Incentive Plan (the “Plan”) subject to stockholder approval. On June 13, 2019, the Company’s stockholders approved the Plan.

Purpose of the Proposal

The Board of Directors of the Company has approved and is recommending to stockholders of the Company an amendment to Company’s 2019 Equity Incentive Plan (the “Plan” or “2019 Equity Incentive Plan”) to amend Section 4.1 of the Plan to (i) increase the number of shares of common stock available for issuance under the Plan to 1,275,000; and (ii) increase the number of shares of common stock that may be issued in the aggregate pursuant to the exercise of Incentive Stock Options 1,275,000, so that a sufficient amount of awards are available for issuance in the future.

The Board of Directors approved the Plan to ensure that the Company has adequate ways in which to provide stock based compensation to its directors, officers, employees, and consultants. The Board of Directors believes that the ability to grant stock-based compensation is important to the Company’s future success.

The grant of stock-based compensation, such as stock options, can motivate high levels of performance and provide an effective means of recognizing employee and consultant contributions to the Company’s success. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and providing incentives to the Company’s current employees, directors and consultants.

Additionally, due to the impact of the Covid-19 virus, our Company reduced by 10% all Company employee 2020 base salaries from April 1, 2020 through October 31, 2020 and in exchange issued all Company employees additional stock-based compensation pursuant to the Plan.

Our Board of Directors believes that the increase in the number of common shares available for issuance under the Plan is necessary in order to continue to offer stock-based compensation programs that will allow the Company to carry out the purposes of the Plan, including attracting and retaining employees who are critical to the growth and success of the Company and providing the Company with the flexibility to make compensation adjustments during certain challenging times such as the current Covid-19 pandemic.

Information Regarding Options Granted under the Plan, Dilution

The Plan is our only active equity compensation plan. With respect to the Plan, as of the Record Date:

●
1,440,033 stock options were outstanding under the Plan
●
The weighted average exercise price of such options was $8.56
●
The weighted average remaining term of such options was 7.08 years
●
The total number of shares available for grant under the Plan was 541,266
●
12,834,252 shares of our common stock were issued and outstanding
●
77,949 unvested restricted stock awards were outstanding under the Plan
●
No stock appreciation rights were outstanding under the Plan
●
No awards were issued that will be settled solely in cash
●
No performance-contingent awards were issued
●
The Plan does not have fungible counting provisions

The Plan incorporates key corporate governance practices, including the following:

●
Limits the number of shares available to 1,025,000, which represents approximately 8.0% of our issued and outstanding common shares as of the Record Date. If the amendment to the Plan is approved by the stockholders, the Plan will limit the number of shares available to 1,275,000, which represents approximately 9.9% of our issued and outstanding common shares as of the Record Date;
●
The price of any outstanding Award may not be repriced without stockholder approval;
●
Discounted stock options are not allowed;
●
Reload options are not provided for under the Plan;
●
Performance goals may be imposed on grants;
●
The Plan does not have fungible counting provisions
●
Payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the Plan.

Significant Features of the Plan:

The following is a summary of certain significant features of the Plan. The information which follows is subject to, and qualified in its entirety by reference to, the Plan. We urge you to read the Plan in its entirety.

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards. These awards offer the Company’s officers, employees, directors and consultants the possibility of future value, depending on the long-term price appreciation of the Company’s common stock and the award holder’s continuing service with the Company.

Stock options give the option holder the right to acquire from the Company a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will be not less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock Appreciation Rights (SARs), sometimes referred to as phantom equity, may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by the Company.

A Restricted Award is an Award of actual shares of common stock ("Restricted Stock") or hypothetical common stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of common stock at no cost. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement ("Deferred Stock Units"), may also be granted.

The Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the Plan are described in more detail as follows:

Purposes of Plan: The purposes of the Plan are to: (a) enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company's long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company's business.

Administration of the Plan: The Plan is administered by a committee of one or more members of the Board of Directors appointed by the Board of Directors to administer the Plan or, in the Board's sole discretion, by the Board of Directors (the “Committee”).  Among other things, the Committee has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, restrictions and other provisions of awards. The Committee has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those officers, employees, consultants, and directors of the Company and its subsidiaries (if any) who are selected by the Company’s Board of Directors or the Committee of the Board administering the Plan. As of the Record Date, approximately 235 individuals were eligible to participate in the Plan.

Shares Available Under the Plan: The maximum number of shares of our common stock that may be delivered to participants under the Plan is 1,025,000 (plus the number of shares of Common Stock underlying any award granted under the 2010 Restated Employee Stock Plan that expires, terminates or is canceled or forfeited under the terms of the 2010 Restated Employee Stock Plan); subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan. Payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the Plan.

Stock Options:

General. Subject to the provisions of the Plan, the Committee has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Committee may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price may not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning 10% or more of the Company’s voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the Committee at the time of the grant. The option must be exercised by notice to the Company, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the Committee, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the Committee at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of 10% or more of the Company’s voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the Committee and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of stock appreciation rights or “SARs” may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Stock Awards: Stock Awards can also be granted under the Plan. A stock award is a grant of shares of common stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the Committee shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Cash Awards: A cash award is an award that may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the Committee.

Other Equity-Based Awards: The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions, restrictions and contingencies identified by the Committee.

Performance Goals: are the one or more goals established by the Committee for the performance period based upon business criteria or other performance measures determined by the Committee in its discretion.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the Committee. In the event of various changes to the capitalization of the Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The Committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting. Except as otherwise permitted by the Committee, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, the Company is permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our Board also has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of the Company’s stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

Federal Income Tax Consequences: The following is based on current laws, regulations and interpretations, all of which are subject to change. It does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Non-qualified Options.  Under current federal income tax law, the grant of a non-qualified option under the Plan will have no federal income tax consequences to us or the optionee (unless the options are publicly traded). Generally, upon exercise of a non-qualified stock option granted under the Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the “Spread”) is taxable to the optionee as ordinary income and is subject to withholding. All such amounts taxable to an employee are deductible by us as compensation expense. The deduction will be allowed for our taxable year which includes the end of the taxable year in which the optionee includes an amount in income.

Generally, the shares received on exercise of an option under the Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a non-qualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either our directors or officers will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise of a non-qualified stock option will constitute wages for employees and is generally subject to withholding. We will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld, if any, are available for payment, including the deduction of required withholding amounts from the optionee’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for the common stock acquired is the option price plus the taxable income recognized. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options.   There will be no federal income tax consequences to us or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised (subject to the alternative minimum tax rules discussed below). Generally, we receive no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the employee must recognize only a long-term capital gain or loss. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to non-qualifiedoptions (see above) based on the Spread at the date of exercise. However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The Spread under an incentive stock option is treated as an adjustment in computing alternative minimum taxable income (“AMTI”) for the year of exercise. As a result, the Spread on an incentive stock option will be included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an optionee. A subsequent disqualifying disposition of shares acquired upon exercise of an incentive stock option will eliminate the AMTI adjustment if the disposition occurs in the same taxable year as the exercise. A disqualifying disposition in a subsequent taxable year will not affect the alternative minimum tax computation in the earlier year.

Payment of Option Exercise Price in Shares.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock owned by the optionee, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards.  Stock granted under the Plan may, in the determination of the Committee, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock. In general, the holding period for the stock commences when the stock is no longer subject to a substantial risk of forfeiture.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a stand-alone SAR will generally be subject to U.S. income tax withholding and employment taxes.

In general, we will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs. However, upon the exercise of a stand-alone SAR, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Performance Compensation Awards.  Generally, the recipient of a performance compensation award will not recognize any taxable income at the time the award is made but will generally recognize taxable income at the time the award is paid. If the performance compensation award is payable in cash, the cash will be taxable as ordinary compensation income to the participant at the time that it is received. If the holder receives the performance compensation award in stock, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

The income recognized by the holder of a performance compensation award will generally be subject to U.S. income tax withholding and employment taxes.

In general, we will not be entitled to a federal income tax deduction upon the grant or termination of performance compensation awards. However, upon payment of a performance compensation award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize as a result of such payment, provided that the deduction is not otherwise disallowed under the Code.

Limitations on Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million.

Compliance with Section 409A of the Code.  Code Section 409A imposes requirements on non-qualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Proposed regulations generally provide that the type of equity incentives provided under the Plan will not be considered non-qualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute non-qualified deferred compensation. In such event, the administrator normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. In the event that an award under the Plan is determined to constitute “non-qualified deferred compensation” that would be subject to additional tax under Section 409A of the Code, the Committee may impose such additional conditions as it deems necessary to avoid the imposition of the additional tax.

Recognition of Compensation Expense. In accordance with ASC 718, Compensation-Stock Compensation, the Company is required to recognize compensation expense in its income statement for the grant-date fair value of stock options and other equity-based compensation issued to its employees and directors, the amount of which can only be determined at the time of grant.

Plan Benefits

Awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, officers, directors and consultants under the Plan.

Compensation for our directors is discretionary and is reviewed from time to time by our Board of Directors. Any determinations with respect to Board compensation are made by our Board of Directors. Since our second quarter of 2017, we have compensated all non-employee directors with a stipend of $7,500 per quarter ($30,000 per year), payable quarterly in stock. However, during 2019, non-employee directors received quarterly stipends, payable in stock and cash, issued in arrears. All stock granted to our directors are Stock Awards issued from the Plan.

Typically, newly elected non-employee directors receive 16,000 stock options upon joining our Board of Directors, which vest over four years, which will also be issued from the Plan.

Copy of Plan and Proposed Amendment

Set forth below is where you can find a complete copy of the 2019 Equity Incentive Plan, along with the proposed amendment:

2019 Equity Incentive Plan	Appendix A to Schedule 14A filed on April 30, 2019
Amendment No. 1	Appendix A to Schedule 14A filed on June 17, 2020
Proposed Amendment	Appendix A to this Schedule 14A

Vote Required

The vote required to approve the proposed amendment to the 2019 Equity Incentive Plan is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” approval of the amendment to the 2019 Equity Incentive Plan.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our named executive officers as described in this Proxy Statement in accordance with SEC rules. We believe that the compensation policies for our named executive officers are designed to attract, retain and motivate talented executives who are critical for the continued growth and success of our Company and to align the interests of these executives with those of our stockholders. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail our 2020 executive compensation program and decisions made by our Board of Directors.

“Say-on-Pay” Vote

This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives stockholders the opportunity to approve or not approve the compensation of our named executive officers that is disclosed in this Proxy Statement by voting “FOR” or “AGAINST” the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Because your vote is advisory, it will not be binding on our Board of Directors or the Company. However, our Board of Directors values the opinions of our stockholders and will take into account the outcome of the stockholder vote on this proposal at our Annual Meeting when considering future executive compensation arrangements.

Vote Required

This vote is an advisory vote and is therefore not binding on the Company or the Board of Directors. The vote required for approval of the compensation of our named executive officers is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting entitled to vote on the matter. Each holder of common stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

In accordance with SEC Rule 14a-8, in order for stockholder proposals to be included in our proxy statement for the 2022 Annual Meeting, we must receive them at our principal executive offices, 5001 Celebration Pointe Avenue, Suite 410, Gainesville, FL 32608, by December 31, 2021, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2021 Annual Meeting of Stockholders. Stockholder proposals (including recommendations of nominees for election to the board of directors), other than a stockholder proposal submitted pursuant to SEC Rule 14a-8, in order to be voted on at the 2022 Annual Meeting, must be received by us not earlier than February 17, 2022 and not later than March 19, 2022 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2021 Annual Meeting of Stockholders. In the event that the 2022 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2021 Annual Meeting of Stockholders, notice by a stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2022 Annual Meeting is mailed or such public disclosure of the date of the 2022 Annual Meeting is made, whichever first occurs.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

Gainesville, FL
April 30, 2021

APPENDIX A

Amendment No. 2
to
SharpSpring, Inc. 2019 Equity Incentive Plan

The SharpSpring, Inc. 2019 Equity Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.
Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

4.1 Subject to adjustment in accordance with Section 11, no more than 1,275,000 shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the 2010 Restated Employee Stock Plan that expires, terminates or is canceled or forfeited under the terms of the 2010 Restated Employee Stock Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2.           Section 4.3 of the Plan shall be deleted in its entirety and replaced with the following:

4.3 Subject to adjustment in accordance with Section 11, no more than 1,275,000 shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the 2010 Restated Employee Stock Plan that expires, terminates or is canceled or forfeited under the terms of the 2010 Restated Employee Stock Plan may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the "ISO Limit").

3.
All other provisions of the Plan remain in full force and effect, other than any provision that conflicts with the terms and spirit of this amendment.

Adopted by the Board of Directors on April 28, 2021

Adopted by the Stockholders on _____________

SHARPSPRING, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 17, 2021 AT 10:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoint(s) Richard Carlson and/or Aaron Jackson with the power of substitution and resubstitution to vote any and all shares of capital stock of SharpSpring, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on Thursday, June 17, 2021 at 10:00 a.m. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/SHSP
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF SHARPSPRING, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Election of Directors	☐	☐
Steven A. Huey			☐
Richard Carlson			☐	CONTROL ID:
Scott Miller			☐	REQUEST ID:
Savneet Singh			☐
Jason Costi			☐
Proposal 2	FOR	AGAINST	ABSTAIN
Ratification of the appointment of Cherry Bekaert LLP to serve as the Company’s Independent Registered Public Accounting firm for fiscal year 2021.	☐	☐	☐

Proposal 3	FOR	AGAINST	ABSTAIN
Approval of the amendment to the 2019 Equity Incentive Plan.	☐	☐	☐

Propsal 4	FOR	AGAINST	ABSTAIN
Approval of the compensation of Named Executive Officers	☐	☐	☐

NOTE:
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
_____________________________
_____________________________
 _____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)